                                                                    Exhibit 3.2


===============================================================================



                                     BY-LAWS

                                       OF

                           THE PHOENIX COMPANIES, INC.






                         As Adopted on November 13, 2000




===============================================================================

                                     BY-LAWS
                                       OF
                           THE PHOENIX COMPANIES, INC.


                                    ARTICLE I
                                  STOCKHOLDERS

Section 1.01. Annual Meeting....................................................        5
Section 1.02. Special Meetings..................................................        5
Section 1.03. Notice of Meetings; Waiver........................................        5
Section 1.04. Quorum............................................................        6
Section 1.05. Voting............................................................        7
Section 1.06. Voting by Ballot..................................................        7
Section 1.07. Adjournment.......................................................        7
Section 1.08. Proxies...........................................................        7
Section 1.09. Organization; Procedure...........................................        8
Section 1.10. Notice of Stockholder Business and Nominations....................        8
Section 1.11. Inspectors of Elections...........................................       11
Section 1.12. Opening and Closing of Polls......................................       12
Section 1.13. No Stockholder Action by Written Consent..........................       12

                               ARTICLE II
                           BOARD OF DIRECTORS

Section 2.01. General Powers....................................................       12
Section 2.02. Number of Directors...............................................       12
Section 2.03. Classified Board of Directors; Election of Directors..............       12
Section 2.04. Annual and Regular Meetings.......................................       13
Section 2.05. Special Meetings; Notice..........................................       13
Section 2.06. Quorum; Voting....................................................       13
Section 2.07. Adjournment.......................................................       14
Section 2.08. Action Without a Meeting..........................................       14
Section 2.09. Regulations; Manner of Acting.....................................       14
Section 2.10. Action by Telephonic Communications...............................       14
Section 2.11. Resignations......................................................       14
Section 2.12. Removal of Directors..............................................       14
Section 2.13. Vacancies and Newly Created Directorships.........................       14
Section 2.14. Compensation......................................................       15
Section 2.15. Reliance on Accounts and Reports, etc.............................       15

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                                   ARTICLE III
                                   COMMITTEES

Section 3.01. Standing Committees...............................................       15
Section 3.02. Designation of Members and Chairpersons of Committees.............       15
Section 3.03. Notices of Times of Meetings of Committees and Presiding Officers.       16
Section 3.04. Executive Committee...............................................       16
Section 3.05. Compensation Committee............................................       16
Section 3.06. Audit Committee...................................................       16
Section 3.07. Other Committees..................................................       17
Section 3.08. Powers............................................................       17
Section 3.09. Proceedings.......................................................       17
Section 3.10. Quorum and Manner of Acting.......................................       17
Section 3.11. Action by Telephone Communications................................       18
Section 3.12. Absent or Disqualified Members....................................       18
Section 3.13. Resignations......................................................       18
Section 3.14. Removal...........................................................       18
Section 3.15. Vacancies.........................................................       18

                               ARTICLE IV
                                OFFICERS

Section 4.01. Numbers...........................................................       18
Section 4.02. Election..........................................................       18
Section 4.03. Salaries..........................................................       19
Section 4.04. Removal and Resignation; Vacancies................................       19
Section 4.05. Authority and Duties of Officers..................................       19
Section 4.06. The Chairperson...................................................       19
Section 4.07. The Vice Chairperson..............................................       19
Section 4.08. The Chief Executive Officer.......................................       19
Section 4.09. The President.....................................................       20
Section 4.10. The Vice Presidents...............................................       20
Section 4.11. The Secretary.....................................................       20
Section 4.12. The Chief Financial Officer.......................................       21
Section 4.13. The Treasurer.....................................................       22
Section 4.14. Additional Officers...............................................       22

                                    ARTICLE V
                                  CAPITAL STOCK

Section 5.01. Certificates of Stock; Uncertified Shares.........................       22
Section 5.02. Signatures; Facsimile.............................................       22
Section 5.03. Lost, Stolen or Destroyed Certificates............................       23
Section 5.04. Transfer of Stock.................................................       23



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
Section 5.05. Record Date.......................................................       23
Section 5.06. Registered Stockholders...........................................       24
Section 5.07. Transfer Agent and Registrar......................................       24

                                   ARTICLE VI
                                 INDEMNIFICATION

Section 6.01. Nature of Indemnity...............................................       24
Section 6.02. Successful Defense................................................       25
Section 6.03. Determination that Indemnification is Proper......................       25
Section 6.04. Advance Payment of Expenses.......................................       25
Section 6.05. Procedures for Indemnification of Directors and Officers..........       26
Section 6.06. Survival; Preservation of Other Rights............................       26
Section 6.07. Insurance.........................................................       27
Section 6.08. Severability......................................................       27

                                   ARTICLE VII
                                     OFFICES

Section 7.01. Initial Registered Office.........................................       27
Section 7.02. Other Offices.....................................................       27

                                  ARTICLE VIII
                               GENERAL PROVISIONS

Section 8.01. Dividends.........................................................       27
Section 8.02. Execution of Instruments..........................................       28
Section 8.03. Corporate Indebtedness............................................       28
Section 8.04. Deposits..........................................................       28
Section 8.05. Checks, Drafts, etc...............................................       28
Section 8.06. Sale, Transfer, etc. of Securities................................       29
Section 8.07. Voting as Stockholder.............................................       29
Section 8.08. Fiscal Year.......................................................       29
Section 8.09. Seal..............................................................       29
Section 8.10. Books and Records; Inspection.....................................       29

                                   ARTICLE IX
                               AMENDMENT OF BYLAWS

Section 9.01. Amendment.........................................................       29

                                    ARTICLE X
                                  CONSTRUCTION

Section 10.01.Construction......................................................       30


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

                                     BYLAWS

                                       OF

                           THE PHOENIX COMPANIES, INC.

                         As adopted on November 13, 2000

 =============================================================================


                                   ARTICLE I

                                  STOCKHOLDERS

         Section 1.01. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies and at such date and at such time, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

         Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the Chief Executive Officer (or, in the event of his or her absence or disability, by the President or, in the event of his or her absence or disability, the Executive or Senior Vice Presidents in order designated by the Board of Directors, but if not so designated, then in the order of their rank), or by the Board of Directors. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board of Directors, by remote electronic communication technologies, as shall be specified in the respective notices or waivers of notice thereof. Any power of stockholders of the Corporation to call a special meeting is specifically denied.

         Section 1.03. Notice of Meetings; Waiver.


                  (a) The Secretary or any Assistant Secretary shall cause written notice of the place, if any, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, to be given personally, by mail or by electronic transmission, not fewer than ten
         (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited

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
         in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if a stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, then directed to such stockholder at such other address. Such further notice shall be given as may be required by law.

                  (b) A written waiver of any notice of any annual or special meeting signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  (c) For notice given by electronic transmission to a stockholder to be effective, such stockholder must consent to the Corporation's giving notice by that particular form of electronic transmission. A stockholder may revoke consent to receive notice by electronic transmission by written notice to the Corporation. A stockholder's consent to notice by electronic transmission is automatically revoked if the Corporation is unable to deliver two consecutive electronic transmission notices and such inability becomes known to the Secretary, Assistant Secretary, the transfer agent or other person responsible for giving notice.

                  (d) Notices are deemed given (i) if by facsimile, when faxed to a number where the stockholder has consented to receive notice; (ii) if by electronic mail, when mailed electronically to an electronic mail address at which the stockholder has consented to receive such notice;
         (iii) if by posting on an electronic network (such as a website or chatroom) together with a separate notice to the stockholder of such specific posting, upon the later to occur of (A) such posting or (B) the giving of the separate notice of such posting; or (iv) if by any other form of electronic communication, when directed to the stockholders in the manner consented to by the stockholder.

                  (e) If a stockholder meeting is to be held via electronic communications and stockholders will take action at such meeting, the notice of such meeting must: (i) specify the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present and vote at such meeting; and (ii) provide the information required to access the stockholder list. A waiver of notice may be given by electronic transmission.

         Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of one-third of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business as such meeting.

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         Section 1.05. Voting. If, pursuant to Section 5.05 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one (1) vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one (1) vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

         Section 1.06. Voting by Ballot. No vote of the stockholders on an election of Directors need be taken by written ballot or by electronic transmission unless otherwise required by law. Any vote not required to be taken by ballot or by electronic transmission may be conducted in any manner approved by the Board of Directors prior to the meeting at which such vote is taken.

         Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, if any, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of
Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

         Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders may authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission if a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of one (1) year from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary either an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be

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determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

         Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairperson or, in the event of his or her absence or disability, the Vice Chairperson, or, in the event of his or her absence or disability, the Chief Executive Officer or the President or in the event of their absence or disability, the Executive or Senior Vice Presidents in order designated by the Board of Directors, but if not so designated, then in the order of their rank. The Secretary, or in the event of his or her absence or disability, an Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by such presiding officer.

         Section 1.10. Notice of Stockholder Business and Nominations.


                  (a) Annual Meetings of Stockholders.

                           (i) Nomination of persons for election to the Board
                  of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (A) by or at the direction of the Board of Directors or the Chairperson of the Board of Directors or, in the event of his or her absence or disability, the Vice Chairperson, or, in the event of his or her absence or disability, the Chief Executive Officer or the President, or in the event of their absence or disability, the Executive or Senior Vice Presidents in the order designated by the Board of Directors, but if not so designated, then in order of their rank, or (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this paragraph and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                           (ii) For nominations or other business to be properly
                  brought before an annual meeting by a stockholder, pursuant to clause (B) of paragraph (a)(i) of this Section 1.10, the stockholder must have given timely notice thereof in writing or by electronic transmission to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting and in any event at least forty-five (45) days prior to the first anniversary of the date on which the registrant first mailed its proxy materials for

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                  the prior year's annual meeting of shareholders; provided that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. In no event shall the adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder, or any successor provisions, including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of any beneficial owner on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (iii) Notwithstanding anything in the second sentence
                  of paragraph (a)(ii) of this Section 1.10 to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice under this paragraph shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Stockholders. Only such business as shall have been brought before the special meeting of the stockholders pursuant to the Corporation's notice of meeting pursuant to Section
         1.03 of these Bylaws shall be conducted at such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the

                                  Page 9 of 30
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         Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 1.10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such special meeting of stockholders if the stockholder's notice as required by paragraph (a)(ii) of this
         Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth day prior to such special meeting or the tenth day following the date on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected as such meeting. In no event shall the adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (c) General.


                           (i) Only persons who are nominated in accordance with
                  the procedures set forth in this Section 1.10 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairperson of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

                           (ii) For purposes of this Section 1.10, "public
                  announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

                           (iii) Notwithstanding the foregoing provisions of
                  this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights (A) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) of the holders of any series of Preferred Stock, if any, to elect Directors if so provided under any applicable Preferred Stock Certificate of Designation (as defined in the Certificate of Incorporation).

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         Section 1.11. Inspectors of Elections. Preceding any meeting of the stockholders, the Board of Directors shall appoint one (1) or more persons to act as Inspectors of Elections, and may designate one (1) or more alternate inspectors. In the event no inspector or alternate is able to act, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of an inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector shall:

                  (a) ascertain the number of shares outstanding and the voting power of each;

                  (b) determine the shares represented at a meeting and the validity of proxies and ballots;

                  (c) specify the information relied upon to determine the validity of electronic transmissions in accordance with Section 1.08 hereof;

                  (d) count all votes and ballots;

                  (e) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

                  (f) certify his or her determination of the number of shares represented at the meeting, and his or her count of all votes and ballots;

                  (g) appoint or retain, if he or she so desires, other persons or entities to assist in the performance of the duties of inspector; and

                  (h) when determining the shares represented and the validity of proxies and ballots, be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 1.08 of these Bylaws, ballots and the regular books and records of the Corporation. The inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers or their nominees or a similar person which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspector considers other reliable information as outlined in this section, the inspector, at the time of his or her certification pursuant to paragraph (f) of this section, shall specify the precise information considered, the person or persons from whom the information was obtained, when this information was obtained, the means by which the information was obtained, and the basis for the inspector's belief that such information is accurate and reliable.


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         Section 1.12. Opening and Closing of Polls. The date and time for the opening and the closing of the polls for each matter to be voted upon at a stockholder meeting shall be announced at the meeting. The inspector shall be prohibited from accepting any ballots, proxies or votes or any revocations thereof or changes thereto after the closing of the polls, unless the Court of Chancery upon application by a stockholder shall determine otherwise.

         Section 1.13. No Stockholder Action by Written Consent. Effective as of the time the Common Stock shall be registered pursuant to the provisions of the Exchange Act, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is specifically denied.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 2.01. General Powers. Except as may otherwise be provided by law, the Certificate of Incorporation or these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

         Section 2.02. Number of Directors. Subject to the rights of the holders of any class or series of Preferred Stock, if any, the number of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors; provided, however, that the Board of Directors shall at no time consist of fewer than three (3) Directors.

         Section 2.03. Classified Board of Directors; Election of Directors. The Directors of the Corporation, subject to the rights of the holders of shares of any class or series of Preferred Stock, shall be classified with respect to the time which they severally hold office, into three (3) classes, as nearly equal in number as possible, one class ("Class I") whose initial term expires at the 2002 annual meeting of stockholders, another class ("Class II") whose initial term expires at the 2003 annual meeting of stockholders, and another class ("Class III") whose initial term expires at the 2004 annual meeting of stockholders, with each class to hold office until its successors are elected and qualified. Except as otherwise provided in Sections 2.12 and 2.13 of these Bylaws, at each annual meeting of stockholders of the Corporation, and subject to the rights of holders of shares of any class or series of Preferred Stock, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

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         Section 2.04. Annual and Regular Meetings. The annual meeting of the
Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as reasonably practicable following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telephone, including a voice messaging system or other system or technology designated to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business or to such other addresses as any Director may request by notice to the Secretary, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

         Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairperson or, in the event of his or her absence or disability, by the Vice Chairperson or, in the event of his or her absence or disability, by the Chief Executive Officer or, in the event of his or her absence or disability, by the President or, in the event of his or her absence, by the Executive or Senior Vice Presidents in the order designated by the Board of Directors, but if not so designated, then in order of their rank, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors also may be held whenever called by any three (3) Directors. Special meetings of the Board of Directors may be called on twenty-four (24) hours' notice, if notice is given to each Director personally or by telephone, including a voice messaging system, or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail or other electronic means, or on five (5) days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business or to such other address as any Director may request by notice to the Secretary. Notice of any special meeting need not be given to any Director who attends such meeting without protecting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

         Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of at least a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of at least a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.


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         Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 of these Bylaws shall be given to each Director.

         Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

         Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board of Directors and the individual Directors shall have no power in their individual capacities unless expressly authorized by the Board of Directors.

         Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 2.11. Resignations. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairperson, the Vice Chairperson, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 2.12. Removal of Directors. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional Directors under specified circumstances, any Director may be removed at any time, but only for cause, upon the affirmative vote of the holders of a majority of the combined voting power of the then outstanding stock of the Corporation entitled to vote generally in the election of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill any vacancy at such meeting, such vacancy may be filled in the manner provided in Section 2.13 of these Bylaws.

         Section 2.13. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any class or series of Preferred Stock, if any, to elect additional Directors under specified circumstances, and except as provided in Section 2.12, if any vacancies shall occur in


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the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. Any Director filling a vacancy shall be of the same class as that of the Director whose death, resignation, removal or other event caused the vacancy, and any Director filling a newly created directorship shall be of the class specified by the Board of Directors at the time the newly created directorships were created. A Director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

         Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for such Director's services as such shall be fixed from time to time by resolution of the Board of Directors.

         Section 2.15. Reliance on Accounts and Reports, etc. A Director or a member of any committee designated by the Board of Directors shall, in the performance of such Director's or member's duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or committees designated by the Board of Directors, or by any other person as to the matters the Director or the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

                                  ARTICLE III

                                   COMMITTEES

         Section 3.01. Standing Committees. The Board of Directors shall have the following standing committees, each consisting of not fewer than three (3) Directors, as shall be determined by the Board of Directors:

         Executive Committee
         Compensation Committee
         Audit Committee

         Section 3.02. Designation of Members and Chairpersons of Committees. At the annual meeting each year, the Board of Directors shall by resolution designate from among the Directors the members of the standing committees and the members of each committee established pursuant to Section 3.07 which will continue in existence and from among the members of each such committee a chairperson thereof, which members and chairperson shall each serve, at the pleasure of the Board of Directors, so long as they shall continue in office as Directors, until the next annual meeting of the Board of Directors and thereafter until the appointment of their respective successors. The Board of Directors may by similar resolution


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designate one (1) or more Directors as alternate members of such committees, who may replace any absent member or members at any meeting of such committees. No officer or employee may be designated as a member or alternate member of the Audit Committee or the Compensation Committee. Vacancies among members or chairpersons of any committee may be filled in the same manner as original designations at any regular or special meeting of the Board of Directors, and the Chief Executive Officer may designate from among the remaining members of any committee whose chairperson is vacant a chairperson who shall serve until a successor is designated by the Board of Directors.

         Section 3.03. Notices of Times of Meetings of Committees and Presiding Officers. Meetings of each standing committee shall be held upon call of the Chief Executive Officer or upon call of the chairperson of such committee or of two (2) members of such committee. Meetings of such committee may also be held at such other times as it may determine. Meetings of a committee shall be held at such places and upon such notice as it shall determine or as shall be specified in the calls of such meetings. Any such chairperson, if present, or such member or members of each committee as may be designated by the Chief Executive Officer shall preside at meetings thereof of, in the event of an absence or disability of any thereof or failing such designation, the committee shall select from among its members present a presiding officer. Meetings of a committee may be attended by Directors who are not members of such committee unless the Chief Executive Officer or the chairperson of such committee requests otherwise.

         Section 3.04. Executive Committee. The Executive Committee may, to the extent permitted by law, exercise all powers of the Board of Directors during intervals between meetings of the Board of Directors and shall provide advice with respect to the Corporation's operations.

         Section 3.05. Compensation Committee. The Compensation Committee shall exercise general supervision over compensation, personnel administration and other activities carried on by the Corporation and its subsidiaries in the interest of the health, welfare and safety of the employees of the Corporation, if any, and those of its subsidiaries. The Compensation Committee shall nominate for election by the Board of Directors all officers as such Committee may determine. In addition, in the absence of any Nominating Committee or of any other committee exercising such function, the Compensation Committee shall make recommendations to the Board of Directors with respect to filling of vacancies on the Board of Directors.

         Section 3.06. Audit Committee. The Audit Committee shall exercise general supervision of accounting and auditing controls over cash, securities, receipts, disbursements and other financial transactions; shall make such examinations thereof as it may deem necessary through certified public accountants or otherwise; shall review the financial condition of the Corporation and the scope and results of the independent audit and any internal audits; shall recommend the selection of independent certified public accountants; and, in respect to such matters, may require such reports from the officer in charge of Auditing for the Corporation as it may deem necessary or desirable. The Audit Committee shall also exercise general supervision of the Corporation's policies on ethical business conduct and compliance therewith.


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         Section 3.07. Other Committees. The Board of Directors by resolution may designate one (1) or more other committees, and the powers and purposes thereof, each such committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors, at the time of such designation or at any time thereafter before the next annual meeting, shall by resolution designate from among the Directors the members and alternate members of such committees, as well as the chairperson thereof. Any such committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until such committee is abolished or if earlier, until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

         Section 3.08. Powers. Each committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive nor any other committee shall have the power or authority:

                  (a) to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or

                  (b) to adopt, amend or repeal the Bylaws of the Corporation.

         Section 3.09. Proceedings. Each such committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

         Section 3.10. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such committee, at all meetings of any committee, the presence of members (or alternate members) constituting a majority of the total authorized membership of such committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such committee. Any action required or permitted to be taken at any meeting of any such committee may be taken without a meeting, if all members of such committee shall consent to such action in writing or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the committee. Such filing shall be in paper form if the minutes are in paper form and shall be in electronic form if the minutes are maintained in electronic form. The members of any such committee shall act only as a committee, and the individual members of such committee shall no power in their individual capacities unless expressly authorized by the Board of Directors.


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         Section 3.11. Action by Telephone Communications. Unless otherwise provided by the Board of Directors, members of any committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

         Section 3.12. Absent or Disqualified Members. In the absence or disqualification of a member of any committee, if no alternate member is present to act in his or her stead, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 3.13. Resignations. Any member (and any alternate member) of any committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairperson, the Vice Chairperson, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

         Section 3.14. Removal. Any member (and any alternate member) of any committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

         Section 3.15. Vacancies. If any vacancy shall occur in any committee by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. Numbers. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairperson of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors also may elect a Vice Chairperson, one or more Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

         Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. Officers may be elected and qualified at any regular or special meeting of the Board of Directors. Each officer shall hold office until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

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         Section 4.03. Salaries. The salaries, if any, of all officers of the
Corporation shall be fixed by, or in accordance with procedures established by, the Board of Directors.

         Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation signed by such officer, to the Chairperson, the Chief Executive Officer, the President, or the Secretary or, if permitted by law, by submitting an electronic transmission. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by the death, resignation, removal or otherwise, shall be filled by the Board of Directors or, in its discretion, may be left vacant.

         Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

         Section 4.06. The Chairperson. The Directors shall elect from among the members of the Board of Directors a Chairperson of the Board of Directors. The Chairperson shall have such duties and powers as set forth in these Bylaws or as shall otherwise be conferred upon him or her from time to time by the Board of Directors. The Chairperson shall preside over all meetings of the stockholders and of the Board of Directors.

         Section 4.07. The Vice Chairperson. The Directors may, but need not, elect from among the members of the Board of Directors a Vice Chairperson of the Board of Directors. The Vice Chairperson shall have such duties and powers as set forth in these Bylaws or as shall otherwise be conferred upon him or her from time to time by the Board of Directors. In the absence or disability of the Chairperson, the Vice Chairperson shall preside over all meetings of the stockholders and of the Board of Directors.

         Section 4.08. The Chief Executive Officer. The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer of a corporation. Subject to such limitations as the Board of Directors may from time to time impose, he or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate or other documents and instruments to which the seal of the Corporation is affixed. He or she shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent appointed by the Chief Executive Officer or any subordinate officer or elected by the Board of Directors other than the Chairperson or the Vice Chairperson. The Chief Executive

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Officer shall perform such duties and have such other powers as the Board of
Directors may from time to time prescribe.

         Section 4.09. The President. The President, subject to the authority of the Chief Executive Officer, or, if the President is the Chief Executive Officer, then subject to the authority of the Chairperson, shall have primary responsibility for, and authority with respect to, the management of the day-to-day business and affairs of the Corporation. Subject to such limitations as the Board of Directors may from time to time impose, the President shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments. The President shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or any subordinate officer or elected by the Board of Directors except the Chief Executive Officer, the Chairperson or the Vice Chairperson. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.10. The Vice Presidents. In the absence of the Chief Executive Officer and the President or in the event of their inability to act, the Executive or Senior Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their rank, shall perform the duties of the Chief Executive Officer and the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer and the President. The Vice Presidents shall have such designations, perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

         Section 4.11. The Secretary. The Secretary shall have the following powers and duties:


                  (a) he or she shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose;

                  (b) he or she shall cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

                  (c) whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, he or she shall furnish a copy of such resolution to the members of such committee;

                  (d) he or she shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these Bylaws, and when so affixed he or she may attest the same;


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                  (e) he or she shall properly maintain and file all books,
         reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these Bylaws;

                  (f) he or she shall sign (unless the Chief Financial Officer, the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have signed) certificates representing shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors;

                  (g) he or she shall have the power to authorize the seal of the Corporation to be affixed to any or all papers that may require it; and

                  (h) he or she shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors, the Chief Executive Officer or the President.

         Section 4.12. The Chief Financial Officer. The Chief Financial Officer of the Corporation shall have the following powers and duties:

                  (a) he or she shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation;

                  (b) he or she shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositories as shall be selected in accordance with
         Section 8.04 of these Bylaws;

                  (c) he or she shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.05 of these Bylaws) upon the authorized depositories of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed;

                  (d) he or she shall render to the Board of Directors, the Chief Executive Officer or the President, whenever requested, a statement of the financial condition of the Corporation and of all his or her transactions as Chief Financial Officer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so;

                  (e) he or she shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation;

                  (f) he or she may sign (unless the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors; and


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                  (g) he or she shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these Bylaws or as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer.

         Section 4.13. The Treasurer. The Treasurer shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the Chief Financial Officer or by the Board of Directors. In the absence or disability of the Chief Financial Officer, the duties of the Chief Financial Officer shall be performed and his or her powers may be exercised by the Treasurer; subject in any case to review and superseding action by the Board of Directors, the Chief Executive Officer or the President.

         Section 4.14. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to the Chief Executive Officer, the President, or any Vice President the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer may remove any such subordinate officer or agent appointed by him or her, for or without cause.

                                   ARTICLE V

                                  CAPITAL STOCK

         Section 5.01. Certificates of Stock; Uncertified Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

         Section 5.02. Signatures; Facsimile. All signatures on the certificate referred to in Section 5.01 of these Bylaws may be in facsimile, engraved or printed form, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile, engraved or imprinted signature has been placed upon, a certificate shall have ceased

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to be an officer, transfer agent or registrar before such certificate is issued, it may issued by the Corporation with the same effect as if he or she were an officer, transfer agent or registrar at the date of issue.

         Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Corporation of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Corporation may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

         Section 5.04. Transfer of Stock. Under surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to the laws of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

         Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty (60) nor fewer than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


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         Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

         Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one (1) or more transfer agents and one (1) or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a Director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a Director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such a Proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful; except that in the case of a Proceeding by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such Proceeding, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in


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which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Notwithstanding the foregoing, but subject to Section 6.05 of these Bylaws, the Corporation shall not be obligated to indemnify a Director or officer of the Corporation in respect of a Proceeding (or part thereof) instituted by such Director or officer, unless such Proceeding (or part thereof) has been authorized by the Board of Directors.

         The termination of any Proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 6.02. Successful Defense. To the extent that a present or former Director or officer of the Corporation has been successful on the merits or otherwise in defense of any Proceeding referred to in Section 6.01 hereof or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 6.03. Determination that Indemnification is Proper. Any indemnification of a present or former Director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the present or former Director or officer is not proper in the circumstances because he or she has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of a present or former employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the present or former employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made, with respect to a person who is a Director or officer at the time of such determination, (a) by a majority vote of the Directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum, or (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

         Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a Director or officer in defending any civil, criminal, administrative or investigative Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such Director, officer, employee or agent in any Proceeding, whether or not the Corporation is a party to such Proceeding.

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         Section 6.05. Procedures for Indemnification of Directors and Officers.
Any indemnification of a Director or officer of the Corporation under Sections
6.01 and 6.02, or advance of costs, charges and expenses to a Director or officer under Section 6.04 of these Bylaws, shall be made promptly, and in any event within thirty (30) days, upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within thirty (30) days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation. It shall be a defense to any such Proceeding (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section
6.04 of these Bylaws where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of these Bylaws, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 6.01 of these Bylaws, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each Director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligations then existing with respect to any state of facts then or previously existing or any Proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such Director, officer, employee or agent.

         The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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         Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

         Section 6.08. Severability. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to a Proceeding, whether civil, criminal, administrative or investigative, including a Proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                     OFFICES

         Section 7.01. Initial Registered Office. The initial registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 N. Orange Street in the City of Wilmington, County of New Castle.

         Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         Section 8.01. Dividends.


                  (a) Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's capital stock.


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                  (b) A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends, might properly be declared and paid.

         Section 8.02. Execution of Instruments. Subject to such limitations as the Board of Directors may from time to time impose and subject to Sections 8.05 and 8.06, the Chief Executive Officer, the President, any Vice President, the Secretary, the Chief Financial Officer or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

         Section 8.03. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust Corporation or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

         Section 8.04. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositories as may be determined by the Board of Directors or the Chief Executive Officer, or by such officers or agents as may be authorized by the Board of Directors to make such determination.

         Section 8.05. Checks, Drafts, etc. All checks, drafts or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors may from time to time determine.


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         Section 8.06. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, any officer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

         Section 8.07. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation, partnership or other entity, in which the Corporation may hold stock or other equity interests, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation, partnership or other entity, without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

         Section 8.08. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate each case on December 31.

         Section 8.09. Seal. The seal of Corporation shall be in such form as the Board of Directors may from time to time determine and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

         Section 8.10. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors, the Chief Executive Officer or the President.

                                   ARTICLE IX

                               AMENDMENT OF BYLAWS

         Section 9.01. Amendment. These Bylaws may be amended, altered or repealed:


                  (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of such meeting; or


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                  (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of three-fourths (3/4) or more of the combined voting power of the outstanding shares of the Corporation entitled to vote generally in the election of Directors if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

                                   ARTICLE X

                                  CONSTRUCTION

         Section 10.01. Construction. In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Certificate of Incorporation of the Corporation as in effect from time to time, the provisions of such Certificate of Incorporation shall be controlling.


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